UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 13, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.
Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2006, Matritech, Inc. filed an Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Matritech, Inc. (the “Certificate”). with the Delaware Secretary of State’s Office, with the written consent of more than 75% of the holders of outstanding Series A Convertible Preferred Stock, to amend the Certificate to change the restriction on the amount of indebtedness the Company may incur, assume or suffer to permit without the prior consent of the holders of at least 75% of the outstanding Series A Convertible Preferred Stock. The former restriction limited indebtedness to $2,000,000 in the aggregate, other than indebtedness incurred pursuant to a receivable or equipment lease financing. The amendment limits indebtedness to $7,500,000 in the aggregate, other than indebtedness incurred pursuant to a receivable or equipment lease financing and indebtedness outstanding on March 4, 2005 which has not been subsequently amended to increase the amount of indebtedness or the interest rate applicable thereto. The Amendment became effective upon filing. The Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description

4.1
Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Matritech, Inc. filed by the Registrant with the Delaware Secretary of State’s Office on January 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: January 17, 2006
By: /s/ Stephen D. Chubb Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Matritech, Inc. filed by the Registrant with the Delaware Secretary of State’s Office on January 13, 2006.